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Exhibit 10.13

***Text Omitted and Filed Separately
Pursuant to a Confidential Treatment Request
Under C.F.R. §§ 200.80(b)(4) and Rule 406
of the Securities Act of 1933, as amended.

SUPPLEMENT

This Supplement made and entered into by and between Kyowa Hakko Kogyo Co., Ltd., a Japanese corporation having its principal offices at 1-6-1 Ohtemachi, Chiyoda-ku, Tokyo, 100-8185, Japan (hereinafter referred to as "KH") and NovaCardia, Inc., a Delaware corporation having its principal offices at 12230 El Camino Real, Suite 300, San Diego, California 92130, the United States of America (hereinafter referred to as "NC").

WITNESSETH

WHEREAS, KH and NC have entered into a License Agreement dated August 14, 2003 (hereinafter referred to as "License Agreement') and wish to supplement the License Agreement as set forth herein;

NOW, THEREFORE, the parties agree as follows:

ARTICLE 1 LICENSE AGREEMENT

1.1
This Supplement shall be deemed to be integral part of the License Agreement.

1.2
In the case that a certain term used in this Supplement is defined in the License Agreement, such term has the same meaning as such definition.

ARTICLE 2 DEFINITIONS

2.1
The term "NC Specific Patent" shall mean the US patent application numbers [. . .***. . .] and the US provisional patent application number [. . .***. . .], the US patents derived from such US patent applications and US provisional patent application, the non-US counterpart patent applications which are filed by NC and claim priority to or common priority with such US patent applications or US provisional patent application, and the non-US patents derived from such non-US counterpart patent applications.

2.2
The term "NC Other Patent" shall mean the patent applications which are filed by NC and claim the inventions specifically related to the KW-3902 or the Product, and the patents derived from such patent applications. The NC Other Patent shall include neither the NC Specific Patent nor the patents and patent applications related to the manufacture of the KW-3902 or the product.

2.3
The NC Patent shall collectively mean the NC Specific Patent and the NC Other Patent.

2.4
The term "KH Patent" shall mean the patent applications which are filed by KH after the Effective Date and claim the inventions specifically related to the KW-3902 or the Product, and the patents derived from such patent applications. The KH Patent shall not include the patents and patent applications related to the manufacture of the KW-3902 or the Product

***Confidential Treatment Requested

ARTICLE 3 PATENT PROSECUTION

3.1
As soon as practicable after NC has filed the NC Other Patent, NC shall notify KH in writing of such NC Other Patent. In any country of KH's choice in the KH Territory, NC shall, at KH's cost, file, prosecute and maintain the NC Patent of KH's choice if such filing is legally permissible and is requested in writing by KH at latest [. . .***. . .]. Such country shall be hereinafter referred to as "KH Country". NC shall make reasonable efforts to file, to prosecute and to maintain such NC Patent in the KH Country and shall timely provide KH with the main documentation relating to such filing, prosecution and maintenance so that KH may support such filing, prosecution and maintenance.

3.2
KH may, at one (1) month written notice to NC, relinquish its request for such filing, prosecution and maintenance as provided for in Article 3.1. Such notice shall specify after which date, in which KH Country and for which NC Patent KH does not request such filing, prosecution and maintenance. After such date, NC shall not be obligated to file, to prosecute and to maintain such NC Patent in such KH Country. KH shall not be obligated to pay the costs and expenses which NC incurs to file, to prosecute and to maintain such NC Patent in such KH Country after such date.

3.3
KH shall pay to NC the costs and expenses, which are payable to NC by KH under Articles 3.1 and 3.2, within forty-five (45) days within KH's receipt of NC's invoice therefor.

3.4
As soon as practicable after KH has filed the KH Patent, KH shall notify NC in writing of such KH Patent. In any country of NC's choice in the NC Territory, KH shall, at NC's cost, file, prosecute and maintain the KH Patent of NC's choice if such filing is legally permissible and is requested in writing by NC at latest [. . .***. . .]. Such country shall be hereinafter referred to as "NC Country". KH shall make reasonable efforts to file, to prosecute and to maintain such KH Patent in the NC Country and shall timely provide NC with the main documentation relating to such filing, prosecution and maintenance so that NC may support such filing, prosecution and maintenance.

3.5
NC may, at one (1) month written notice to KH, relinquish its request for such filing, prosecution and maintenance as provided for in Article 3.4. Such notice shall specify after which date, in which NC Country and for which KH Patent NC does not request such filing, prosecution and maintenance. After such date, KH shall not be obligated to file, to prosecute and to maintain such KH Patent in such NC Country. NC shall not be obligated to pay the costs and expenses which KH incurs to file, to prosecute and to maintain such KH Patent in such NC Country after such date.

3.6
NC shall pay to KH the costs and expenses, which are payable to KH by NC under Articles 3.4 and 3.5, within forty-five (45) days within NC's receipt of KH's invoice therefor.

***Confidential Treatment Requested

ARTICLE 4 PATENT LICENSE

4.1
NC shall grant to KH a non-exclusive and paid-up license (with the right to grant a sublicense), only as relates to the KW-3902, to practice the NC Patent of KH's choice in the KH Country within the Field unless NC, in its reasonable discretion, determines that such license would be disadvantageous to NC and so notifies KH in writing of the grounds for such determination within sixty (60) days after KH notifies NC in writing of such choice. When the NC Patent is not part of the public domain, KH may, only with NC's prior written consent, disclose such NC Patent to an entity for such sublicense under appropriate confidentiality and shall be responsible for the confidentiality and limited-usage with which the entity is obligated to comply as such sublicensee.

4.2
KH shall grant to NC a non-exclusive and paid-up license (with the right to grant a sublicense), only as relates to the KW-3902, to practice the KH Patent of NC's choice in the NC Country within the Field unless KH, in its reasonable discretion, determines that such license would be disadvantageous to KH and so notifies NC in writing of the grounds for such determination within sixty (60) days after NC notifies KH in writing of such choice. When the KH Patent is not part of the public domain, NC may, only with KH's prior written consent, disclose such KH Patent to an entity for such sublicense under appropriate confidentiality and shall be responsible for the confidentiality and limited-usage with which the entity is obligated to comply as such sublicensee.

ARTICLE 5 CONFIDENTIALITY

5.1
The NC Patent shall be deemed to be part of NC's Confidential Information unless it is part of the public domain.

5.2
The KH Patent shall be deemed to be part of KH's Confidential Information unless it is part of the public domain.

ARTICLE 6 TERM AND TERMINATION

6.1
This Supplement shall come into effect as of the last date when each party signs this Supplement.

6.2
When the License Agreement expires (as not earlier terminated according thereto) as provided for in Section 26.1 thereof Articles 3, 4 and 5, and this Article 6.2 shall survive such expiration.

6.3
When the License Agreement is terminated by NC according to Section 26.2 thereof or by KH according to Section 19.3 or 26.3 thereof, Articles 3.1, 3.2, 3.3, 4.1 and 5, and this Article 6.3 shall survive such termination.

6.4
When the License Agreement is terminated by NC according to Section 19.3 or 26.3 thereof, Articles 3.4, 3.5, 3.6, 4.2 a d 5 and this Article 6.4 shall survive such termination.

        IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their duly authorized representatives.

KYOWA HAKKO KGOYO CO,, LTD.		NOVACARDIA, INC.
By:	/s/ Yoshito Imai	By:	/s/ Randall Woods
Name:	Yoshito Imai	Name:	Randall Woods
Title:	Senior Managing Director	Title:	Chief Executive Officer
Date:	March 23, 2005	Date:	March 30, 2005

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  Exhibit 10.13